Exhibit 99.1

NeoStem Announces Conference Call and Webcast
NEW YORK, April 11, 2014 (GLOBE NEWSWIRE) -- NeoStem, Inc. (NASDAQ:NBS) (“NeoStem” or the “Company”), a leader in the emerging cellular therapy industry, announced today that it plans to conduct a conference call and webcast. The call and webcast will be on Monday, April 14, at 10:00 AM EDT. To access the webcast, visit the Investor Relations section of the Company’s website at www.neostem.com/investors/investor-events or call 1-855-235-8282 and provide Conference ID 29328201.
An archive of the call will be available approximately two hours after its completion. To access the archived recording, visit the Investor Relations section of the Company’s website at www.neostem.com/investors/investor-events. The archive of the call will be available for 90 days following the call.
Prior to the webcast, the Company will issue a press release detailing the announcement.

About NeoStem, Inc.
NeoStem is a leader in the emerging cellular therapy industry, pursuing the preservation and enhancement of human health globally through the development of cell based therapeutics that prevent, treat or cure disease by repairing and replacing damaged or aged tissue, cells and organs and restoring their normal function. The business includes the development of novel proprietary cell therapy products as well as a revenue-generating contract development and manufacturing service business. This combination has created an organization with unique capabilities for cost effective in-house product development and immediate revenue and cash flow generation. www.neostem.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to the successful execution of the Company's business strategy, including with respect to the Company's ability to develop and grow its business, the successful development of cellular therapies, including with respect to the Company's research and development and clinical evaluation efforts in connection with the Company's CD34 Cell Program and T Regulatory Cell Program and other cell therapies, the future of the regenerative medicine industry and the role of stem cells and cellular therapy in that industry and the performance and planned expansion of the Company's contract development and manufacturing business. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2014 and in the Company's periodic filings with the SEC. The Company's further development is highly dependent on future medical and research developments and market acceptance, which is outside its control.

Contact:
Investor Contact:
LifeSci Advisors, LLC
Michael Rice
Founding Partner
Phone: +1-646-597-6979
Email: mrice@lifesciadvisors.com

Media Contact:
NeoStem, Inc.
Eric Powers
Manager of Communications and Marketing
Phone: +1-212-584-4173
Email: epowers@neostem.com
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